Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-228773

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 10, 2019

(To the Prospectus dated April 9, 2019)

                  Shares
Common Stock

cbdMD, Inc.
_____________________________________________________________________________________________
We are offering shares of our common stock in this offering, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the NYSE American under the symbol “YCBD.” On May 9, 2019, the last reported sale price of our common stock was $6.04 per share.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 5 of the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements.  See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$
———————
(1) In addition, we have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page S-12 of this prospectus supplement for additional information.

We have granted the representative of the underwriters an option to purchase up to an additional shares of common stock from us at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any.

The underwriters expect to deliver the shares of common stock to the purchasers on or about May 15, 2019.

ThinkEquity
a division of Fordham Financial Management, Inc.

The date of this prospectus supplement is May 10, 2019

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION	S-iii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-4
RISK FACTORS	S-5
USE OF PROCEEDS	S-8
CAPITALIZATION	S-9
DIVIDEND POLICY	S-10
DILUTION	S-11
UNDERWRITING	S-12
LEGAL MATTERS	S-17
EXPERTS	S-17
WHERE YOU CAN FIND MORE INFORMATION	S-17
INFORMATION INCORPORATED BY REFERENCE	S-18

Prospectus

ABOUT THIS PROSPECTUS	2
AVAILABLE INFORMATION	2
OUR COMPANY	3
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION	4
RISK FACTORS	5
USE OF PROCEEDS	17
DESCRIPTION OF CAPITAL STOCK	17
DESCRIPTION OF WARRANTS	18
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	19
PLAN OF DISTRIBUTION	19
LEGAL MATTERS	20
EXPERTS	20
INFORMATION INCORPORATED BY REFERENCE	20

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” on page S-18 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and ThinkEquity, a division of Fordham Financial Management, Inc., or ThinkEquity, has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When used herein, “cbdMD”, “we”, “us” or “our” refers to cbdMD, Inc., a North Carolina corporation formerly known as Level Brands, Inc., and our subsidiaries, CBD Industries, LLC, a North Carolina limited liability company formerly known as cbdMD, LLC, which we refer to as “CBD Industries,” Beauty and Pinups, LLC, a North Carolina limited liability company which we refer to as “Beauty & Pin-Ups”, I | M 1, LLC, a California limited liability company, which we refer to as “I’M1”, Encore Endeavor 1 LLC, a California limited liability company which we refer to as “EE1,” and Level H&W, LLC, a North Carolina limited liability company which we refer to as “Level H&W.” In addition, “fiscal 2017” refers to the year ended September 30, 2017, “fiscal 2018” refers to the year ended September 30, 2018, and “fiscal 2019” refers to the year ending September 30, 2019.

S-ii

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The information included or incorporated by reference into this prospectus supplement and the accompanying prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Certain factors that could cause results to be materially different from those projected in the forward-looking statements include, but are not limited to, statements about:

●	management’s broad discretion as to the use of proceeds from this offering;
●	immediate dilution to purchasers of shares of our common stock in this offering;
●	the impact of fair value accounting on our results of operations in future periods;
●	risks for failing to comply with the continued listing standards of the NYSE American;
●	possible continuing material weaknesses in our internal control over financial reporting;
●	the dilution to our shareholders upon the possible future issuance of the Earnout Shares;
●	risks associated with control by our executive officers, directors and affiliates;
●	expected lack of dividends on our common stock;
●	our history of losses;
●	laws and regulations impacting our company; and
●	risks associated with our possible need to raise additional capital.

We urge you to consider these factors before investing in our common stock. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying prospectus, any other offering material or the incorporated document. For more detail on these and other risks, please see “Risk Factors” in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for our fiscal year ended September 30, 2018 filed on December 12, 2018, our Quarterly Report on Form 10-Q/A for the period ended December 31, 2018 filed on April 26, 2019 and our subsequent filings with the Securities and Exchange Commission, or SEC.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our common stock, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

Our Company

We operate our business in five business units, including:

Our newest business unit, CBD Industries, was established in December 2018 in connection with the mergers with Cure Based Development LLC, or Cure Based Development. In conjunction with the mergers, we acquired the cbdMD brand. CBD Industries produces and distributes various high-grade, premium cannabidiol, or CBD, products under the cbdMD brand, including: tinctures, capsules, gummies, bath bombs, vape oils, topical creams and animal treats and oils.

Level H&W was established in September 2017 and has an exclusive license to the kathy ireland® Health & Wellness™ brand. Its goal is to create a brand which will include a wide variety of licensed products and services, targeted to both Baby Boomers as well as millennials. This unit began operating in fiscal 2018.

Founded in early 2017 and first conceptualized by kathy ireland® Worldwide, I'M1 is a men’s lifestyle brand established to capitalize on potentially lucrative licensing and co-branding opportunities with products focused on millennials.

Also founded in 2017, EE1 was established to serve as a producer and marketer of experiential entertainment including recordings, film, TV, web and live events, and entertainment experiences. EE1 also provides brand management services including creative development and marketing, brand strategy, and distribution support.

"Beauty belongs to everyone"
Beauty & Pin-Ups, our first business unit is a hair care line with a social conscience and launched its products in 2015. We offer quality hair care products, including shampoos, conditioners, styling aides and a patented styling tool, through retailers and online outlets and are expanding into licensing opportunities.

Our business model is designed with the goal of maximizing the value of our brands through either acquisition of strategic brands with a portfolio of products or entry into license agreements with partners that are responsible for the design, manufacturing and distribution of our licensed products. We promote our brands across multiple channels, including print, television and social media. We believe that this “omnichannel” (or multi-channel) approach, which we expect will allow our customers to interact with each of our brands, in addition to the products themselves, will be critical to our success.

Recent Events

Mergers with Cure Based Development and non-cash impact of the closing of the mergers on our financial statements

On December 20, 2018, we completed the mergers with Cure Based Development. As consideration for the mergers, we had a contractual obligation to issue 15,250,000 shares of our common stock, or the Initial Shares, to the former members of Cure Based Development, together with an obligation to issue these former members an additional 15,250,000 shares of common stock, or the Earnout Shares, upon the satisfaction of certain aggregate net revenue criteria by CBD Industries within 60 months following the closing date, each subject to approval by our shareholders in conformity with the rules of the NYSE American. At our 2019 annual meeting of shareholders held on April 19, 2019, our shareholders approved the issuance of both the Initial Shares as well as the issuance of the Earnout Shares following the satisfaction of the earnout criteria. The Initial Shares were issued in April 2019 following the annual meeting.

Preliminary Second Quarter 2019 Financial Results

Because the mergers closed late in our first quarter of fiscal 2019, our results of operations for the three months ended December 31, 2018 did not include operations of CBD Industries for a full fiscal quarter. While we have yet to finalize our unaudited consolidated financial statements for the quarter ended March 31, 2019, based upon the preliminary information known to us at this time we expect our unaudited consolidated total net sales for the three months ended March 31, 2019 will range from $5.5 million to $5.8 million, and our net loss for the three months ended March 31, 2019 will range from $31.5 million to $32.5 million, of which approximately $31 million will be attributable to the increase in the non-cash contingent liability related to the Initial Shares and the Earnout Shares that were accounted for as a contingent liability in accordance with GAAP, and fair value was determined in accordance with GAAP. The main driver of the increase in the value of the contingent liability at March 31, 2019 was the increase of our stock price, which was $4.42 at March 31, 2019 as compared to $3.09 on December 31, 2018. These total net sales and net loss ranges and the non-cash increases in the contingent liability are preliminary estimates, based upon calculation or figures that have been prepared internally by our management and have not been reviewed by our independent registered public accounting firm and may change upon completion of our financial reporting processes and review. There can be no assurance that our actual results for the three months ended March 31, 2019 will not differ from the preliminary financial data presented in this prospectus supplement and such changes could be material. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future period. Our unaudited consolidated financial statements for the three and six months ended March 31, 2019 will be contained in our Quarterly Report on Form 10-Q for the period ended March 31, 2019 to be filed with the SEC.

This non-cash increase in the contingent liability will result in a reduction in our shareholders’ equity at March 31, 2019 to below the continued listing standards of the NYSE American. Following shareholder approval in April 2019, we issued the Initial Shares, and during the quarter ending June 30, 2019, we expect that the amount of the non-cash contingent liability associated with the Initial Shares will be reduced by $52.0 million to $54.0 million as this liability is moved to shareholders’ equity based on the issuance from April 19, 2019. The Earnout Shares will be valued for any change on the balance of the contingent liability as of June 30, 2019. This change in the carrying value of the contingent liability associated with the Initial Shares will result in a non-cash gain which will, absent any unknown events at this time, increase our shareholders’ equity to a level which we expect will exceed the continued listing standards of the NYSE American. The NYSE American Company Guide states that the NYSE American will not normally suspend an issuer which is below the shareholders’ equity criteria if it has a market capitalization of $50 million, among other tests. Although our market capitalization presently exceeds $50 million and we currently meet the other continued listing requirements of the NYSE American, there can be no assurance that the NYSE American will not suspend us due to our failure to meet the shareholders’ equity continued listing requirement at March 31, 2019, or that the expected change in the amount of the contingent liability at June 30, 2019 will be sufficient to result in a shareholders’ equity that meets the NYSE American continued listing requirements or that our market capitalization will continue to be at least $50 million.

Risk Factors

An investment in our common stock involves risk. Before deciding whether to participate in this offering, you should carefully consider the risk factors beginning on page S-5 of this prospectus supplement and the risk factors contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Corporate Information

Our company was formed under the laws of the state of North Carolina in March 2015 under the name Level Beauty Group, Inc. In November 2016 we changed the name of our company to Level Brands, Inc. Effective May 1, 2019, we changed our name to cbdMD, Inc. in connection with the mergers with Cure Based Development.

Our principal executive offices are located at 4521 Sharon Road, Suite 450, Charlotte, NC 28211. Our telephone number at this location is (704) 362-6286. Our current website address is www.levelbrands.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not a part of this prospectus supplement.

Please see our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and subsequently filed Quarterly Report on Form 10-Q/A for the quarter ended December 31, 2018 and for additional information about our business, operations and financial condition.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we intend to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●
allowance to provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosures;
●
reduced disclosure about our executive compensation arrangements;
●
no non-binding advisory votes on executive compensation or golden parachute arrangements; and
●
exemption from auditor attestation requirements in the assessment of our internal control over financial reporting.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you have beneficial ownership.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	cbdMD, Inc.

Common stock offered by us	shares at a purchase price of $ per share.

Over-allotment option
We have granted to the representative of the underwriters the option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to additional shares of common stock to cover over-allotments.

Common stock to be outstanding after this offering (1)	shares. If the representative’s over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be shares.

NYSE American symbol	YCBD

Use of proceeds	We intend to use the net proceeds from this offering for working capital. See “Use of Proceeds."

Risk factors
This investment involves a high degree of risk. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

____________________
(1)
The number of shares outstanding after this offering is based on 25,420,356 shares of common stock outstanding on May 10, 2019. The number of shares of common stock to be outstanding after this offering excludes the following as of May 10, 2019:
● 469,650 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $5.19 per share;
● an additional 120,000 shares issuable upon the exercise of options granted on May 9, 2019 with an exercise price of $5.41 per share;
● 363,605 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $6.49 per share;
● 1,650,455 shares reserved for future issuances under our equity compensation plan; and
● up to 15,250,000 Earnout Shares, which may be issued subject to the satisfaction of earnout targets pursuant to the rights granted as consideration for the mergers with Cure Based Development, which closed on December 20, 2018.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in Part I of our Annual Report on Form 10-K for the year ended September 30, 2018 and Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q/A for the period ended December 31, 2018 together with any updates or other risks contained in other filings that we may make with the SEC after the date of this prospectus, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any additional prospectus supplement. Any of the risks and uncertainties set forth in this prospectus supplement and the accompanying prospectus, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus supplement or the accompanying prospectus could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our common stock. As a result, you could lose all or part of your investment.

RISKS RELATED TO THIS OFFERING

We have broad discretion in determining how to use the proceeds from this offering and we cannot assure you that we will be successful in spending the proceeds in ways that increase our profitability or market value, or otherwise yield favorable returns.

We plan to utilize net proceeds of this offering for general working capital. Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this offering in ways which increase our profitability or market value, or otherwise yield favorable returns.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our common stock being offered is higher than the net tangible book value per share of our outstanding common stock prior to this offering. An aggregate of           shares of our common stock were sold at a price of $  per share, for aggregate gross proceeds of approximately $        , and after deducting commissions and estimated offering expenses payable by us. As a result, new investors in this offering will incur immediate dilution of $    per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.  To the extent outstanding stock options or warrants are exercised or the Earnout Shares are issued, there will be further dilution to new investors.

The impact of changes in the fair value of our contingent liabilities associated with the Earnout Shares may materially impact our results of operations in future periods.

Under GAAP we are required to record a non-cash contingent liability associated with both the Initial Shares and the Earnout Shares. At December 31, 2018, the total of this contingent liability was $71,353,483. While the contingent liability associated with the Initial Shares will be recognized during the quarter ending June 30, 2019 following the issuance of the shares in April 2019, on a quarterly basis, we will be obligated to reassess the obligations associated with the Earnout Shares and, in the event our estimate of the fair value of the contingent consideration changes, we will record increases or decreases in the fair value as an adjustment to operating earnings, which could have a material impact on our results of operations and our shareholders’ equity. In particular, changes in the market price of our common stock, which is one of the inputs used in determining the amount of the non-cash contingent liability, will result in increases or decreases in this liability and positively or negatively impact our net loss or profit for the period. Investors should not place undue reliance on the impact of these non-cash changes when evaluating our results of operations in future periods, as they have no impact on the operations of the business.

RISKS RELATED TO OUR COMPANY

We are subject to the continued listing standards of the NYSE American and our failure to satisfy these criteria may result in delisting of our common stock. We expect that our shareholders’ equity for the three months ended March 31, 2019 will be below the NYSE American shareholders’ equity criteria.

Our common stock is listed on the NYSE American. In order to maintain this listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of shareholders’ equity and a minimum number of public shareholders. In addition to these objective standards, the NYSE American may delist the securities of any issuer (i) if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; (ii) if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American inadvisable; (iii) if the issuer sells or disposes of principal operating assets or ceases to be an operating company; (iv) if an issuer fails to comply with the NYSE American’s listing requirements; (v) if an issuer’s common stock sells at what the NYSE American considers a “low selling price” and the issuer fails to correct this via a reverse split of shares after notification by the NYSE American; or (vi) if any other event occurs or any condition exists which makes continued listing on the NYSE America, in its opinion, inadvisable. As a result of the expected impact of the recognition of the contingent liability associated with the change in the fair value of both the Initial Shares and the Earnout Shares during the quarter ended March 31, 2019 we expect that our shareholders’ equity will be reduced to an amount below the continued listing criterial of the NYSE American. While we expect that the accounting for the issuance of the Initial Shares during the quarter ending June 30, 2019 will result in our shareholders’ equity returning to an amount which exceeds the continued listing standards of the exchange, we do not know if the exchange will notify us of our non-compliance. If the NYSE American delists our common stock, investors may face material adverse consequences, including, but not limited to, a lack of trading market for our securities, reduced liquidity, decreased analyst coverage of our securities, and an inability for us to obtain additional financing to fund our operations.

We have identified weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. During the first quarter of 2019, we determined that a material weakness in our internal control over financial reporting existed as of December 31, 2018 in that we did not maintain effective internal controls related to accounting for the application of new accounting rules. Specifically, we did not properly assess the phase-in date of ASU 2016-01 which became material to our company in the quarter ended December 31, 2018. The foregoing resulted in the restatement of our unaudited condensed consolidated financial statements for quarter ended December 31, 2018. While certain remedial actions have been completed in the second quarter of fiscal 2019, and we intend to continue to remediate these control deficiencies, there can be no assurance that the internal control over financial reporting, as modified, will enable us to identify or avoid material weaknesses in the future. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and operating results, and cause a decline in the market price of our common stock.

The issuance of shares the Earnout Shares and/or the issuance of shares of our common stock upon exercise of our outstanding options and warrants may cause immediate and substantial dilution to our existing shareholders.

Upon the terms set forth in the merger agreement, we may issue up to an additional 15,250,000 Earnout Shares to the former members of Cure Based Development upon the satisfaction of certain aggregate net revenue criteria by CBD Industries within 60 months following the closing date. In addition, we presently have options and warrants that if exercised would result in the issuance of an additional 833,255 shares of our common stock. The issuance of the Earnout Shares and/or shares of our common stock upon exercise of warrants and options will result in dilution to the interests of other shareholders.

Our executive officers, directors and their affiliates may exert control over us and may exercise influence over matters subject to shareholder approval.

Our executive officers and directors, together with their respective affiliates, beneficially own approximately 52% of our outstanding common stock as of May 8, 2019. Accordingly, these shareholders, if they act together, may exercise substantial influence over matters requiring shareholder approval, including the election of directors and approval of corporate transactions. This concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discourage a potential acquirer from attempting to obtain control over us, which in turn could have a material adverse effect on the market value of our common stock.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of potential gain.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our shares of common stock will be your sole source of gain for the foreseeable future.

RISKS RELATED TO OUR OVERALL BUSINESS

We have a history of losses and there are no assurances we will report profitable operations in future periods.

We reported net losses to common shareholders of $2,109,893, $412,075 and $1,738,734 for the first quarter of fiscal 2019, fiscal 2018 and fiscal 2017, respectively. Until such time, if ever, that we are successful in generating profits which are sufficient to pay our operating expenses it is likely we will continue to report losses in future periods. There are no assurances we will generate substantial revenues from the new businesses or that we will ever generate sufficient revenues to report profitable operations or a net profit.

We may require additional capital to finance the acquisition of additional brands and if we are unable to raise such capital on beneficial terms or at all this could restrict our growth.

We may, in the future, require additional capital to help fund all or part of potential acquisitions. If, at the time required, we do not have sufficient cash to finance those additional capital needs, we will need to raise additional funds through equity and/or debt financing. We cannot guarantee that, if and when needed, additional financing will be available to us on acceptable terms or at all. Further, if additional capital is needed and is either unavailable or cost prohibitive, our growth may be limited as we may need to change our business strategy to slow the rate of our expansion plans. In addition, any additional financing we undertake could impose additional covenants upon us that restrict our operating flexibility, and, if we issue equity securities to raise capital or as acquisition consideration, our existing shareholders may experience dilution or the new securities may have rights senior to those of our common stock.

USE OF PROCEEDS

We will have broad discretion in the use of the net proceeds from the sale of the shares of common stock offered under this prospectus supplement. We intend to use the net proceeds from the sale of our shares of common stock for general working capital.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2018:

●
on an actual basis;

●
on a pro forma basis to give effect to the issuance of the Initial Shares of common stock in April 2019 following shareholder approval as merger consideration under the terms of the mergers with Cure Based Development, and the value increase to the additional paid-in capital and the offsetting decrease in the contingent liability of $53,215,163 resulting from such issuance, but gives no effect to further changes in the value of additional paid-in capital and offsetting increases or decreases in the contingent liability in future periods which may be material; and

●
on a pro forma as adjusted basis to give effect to the issuance of the Initial Shares of common stock in April 2019 and the sale of shares of common stock in this offering at the public offering price of $ per share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

This capitalization table should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended September 30, 2018, and in our Quarterly Report on Form 10-Q/A for the quarter ended December 1, 2018, and other financial information included and incorporated by reference in this prospectus supplement.

	As of December 31, 2018 (unaudited)
	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash Equivalents	$8,031,534	$8,031,534	$-

Preferred stock, authorized 50,000,000 shares, $0.001 par value; no shares issued and outstanding	-	-	-
Common stock, authorized 150,000,000 shares, $0.001 par value; 10,095,356 shares, 25,345,356 shares and ____ shares, issued and outstanding, respectively	10,095	25,345
Additional paid-in capital	28,074,224	81,274,137
Accumulated deficit	(11,291,930)	(11,291,930)	(11,291,930)
Total cbdMD, Inc. shareholders’ equity	16,792,389	70,007,552
Non-controlling interest	1,332,824	1,332,824	1,332,824
Total shareholders’ equity	18,125,213	71,340,376
Total capitalization	$26,156,747	$79,371,910	$-
————————
All information in this Capitalization section excludes:
●
469,650 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $5.19 per share;
●
an additional 120,000 shares issuable upon the exercise of options granted on May 9, 2019 with an exercise price of $5.41 per share;
●
363,605 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $6.49 per share;
●
1,650,455 shares reserved for future issuances under our equity compensation plan;
●
the future issuance of up to 15,250,000 Earnout Shares; and
●
the future impact of changes in the fair value of the contingent liabilities associated with the Earnout Shares.

DIVIDEND POLICY

We do not currently intend to pay dividends on our common stock. The declaration, amount and payment of any future dividends on shares of our common stock, if any, will be at the sole discretion of our board of directors, which may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, the implications of the payment of dividends by us to our shareholders or by our subsidiaries to us, and any other factors that our board of directors may deem relevant.

DILUTION

A purchaser of our shares of our common stock in this offering will be diluted immediately to the extent of the difference between the offering price per shares and the pro forma as adjusted net book value per share of our common stock upon the closing of this offering. Our historical net tangible book value as of December 31, 2018, was $(61,918,556), or approximately $ (6.13) per share of outstanding common stock, based on 10,095,356 shares of common stock outstanding as of December 31, 2018. Net tangible book value per share of our common stock is determined at any date by subtracting total liabilities from the amount of total tangible assets, and dividing this amount by the number of shares of common stock deemed to be outstanding as of that date.

Our pro forma net tangible book value as of December 31, 2018 was $(8,703,393) or approximately $(0.34) per share of common stock, based upon 25,345,356 shares outstanding, after giving effect to issuances on April 22, 2019 of 15,250,000 Initial Shares as consideration in the mergers with Cure Based Development. After giving effect to (i) the pro forma issuance of 15,250,000 Initial Shares as consideration in the mergers with Cure Based Development, and (ii) the sale of          shares of our common stock at the offering price of $          per share in this offering, our pro forma as adjusted net tangible book value as of December 31, 2018 would have been approximately $          million, or approximately $          per share of outstanding common stock. This amount represents an immediate increase in net tangible book value of $          per share of our common stock to our existing shareholders and an immediate dilution of $          per share of our common stock to new investors purchasing securities in this offering, as illustrated in the following table:

Public offering price per share	$[ ]
Pro forma net tangible book value per share before this offering as of December 31, 2018	$(0.34)
Increase in pro forma net tangible book value per share attributable to this offering	$[ ]
Pro forma as adjusted net tangible book value per share after giving effect to this offering	$[ ]
Dilution per share to new investors in this offering	$[ ]

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the per share offering price to the public in this offering.

The foregoing table excludes the following as of May 10, 2019:

●
469,650 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $5.19 per share;
●
an additional 120,000 shares issuable upon the exercise of options granted on May 9, 2019 with an exercise price of $5.41 per share;
●
363,605 shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $6.49 per share;
●
1,650,455 shares reserved for future issuances under our equity compensation plan; and
●
up to 15,250,000 Earnout Shares.

UNDERWRITING

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as the representative of the underwriters of this offering, or the Representative or ThinkEquity. We have entered into an underwriting agreement dated May   , 2019 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Underwriters	Number of Shares
ThinkEquity, a division of Fordham Financial Management, Inc.
Total

All of the shares to be purchased by the underwriters will be purchased from us.

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares of common stock are taken, other than those shares of common stock covered by the over-allotment option described below.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the closing of this offering, to purchase up to an additional shares of common stock (15% of the shares of common stock sold in this offering) from us to cover over-allotments, if any, at a price per share of common stock equal to the public offering price, less the underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments made in connection with this offering. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase these additional shares of common stock. If any additional shares of common stock are purchased, the underwriters will offer the additional shares of common stock on the same terms as those on which the shares of common stock are being offered hereby.

Discounts and Commissions

The Representative has advised us that the underwriters propose to offer the shares of common stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer shares to securities dealers at that price less a concession of not more than $ per share. After the initial offering to the public, the public offering price and other selling terms may be changed by the Representative.

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us assuming both no exercise and full exercise by the underwriters of their over-allotment option:

	Per Share	Total Without Over-allotment Option	Total With Over-allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions (7.75%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to reimburse the Representative for all reasonable out-of-pocket accountable fees and costs incurred by the Representative in connection with this offering up to a maximum of $80,000 in the aggregate, including: (a) the cost associated with the use of Ipreo’s book-building prospectus tracking and compliance software for this offering up to a maximum of $15,000; and (b) the fees and expenses of the underwriters’ legal counsel up to $65,000.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $ .

Representative’s Warrants

Upon closing of this offering, we have agreed to issue to the Representative as compensation warrants to purchase a number of shares of common stock equal to 3% of the aggregate number of shares of common stock sold in this offering, or the Representative’s Warrants. The Representative’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per share in this offering (excluding the over-allotment option). The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one half year period commencing 180 days from the date of the closing of this offering.

The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of the closing of this offering. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the date of the closing of this offering in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration right provided will not be greater than seven years from the date of the closing of this offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal

Until December 31, 2019, the Representative will have, subject to certain exceptions, an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the Representative’s discretion, for each and every future public and private equity financing, including equity-linked financings, during such period, for us, or any successor to or any subsidiary of us, on terms customary for the Representative. The Representative will have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.  In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

In November 2018, we engaged ThinkEquity to serve as our financial advisor in connection with the mergers with Cure Based Development. We paid ThinkEquity a fee of $100,000 and reimbursed it for travel and other out-of-pocket expenses incurred in connection with this engagement, including the fees and expenses of ThinkEquity’s counsel.

During January 2019, we issued an aggregate of 75,000 shares of our restricted common stock to Maxim Group LLC (50,000 shares) and Joseph Gunnar & Co., LLC (25,000 shares) for certain advisory and investment banking services. Pursuant to “lock-up” agreements Maxim Group LLC and Joseph Gunnar & Co., LLC each agreed not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of such shares for a period of 180 days from the date of the closing of this offering.

Except for services provided in connection with this offering and as our financial advisor in connection with the mergers with Cure Based Development and other advisory services disclosed above, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we and our executive officers and directors and greater than 5% stockholders have agreed, subject to limited exceptions, without the prior written consent of the Representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 90 days from the date of this prospectus supplement.

NYSE American Listing

Our common stock is listed on the NYSE American under the symbol “YCBD.”

Transfer Agent

Our transfer agent is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares common stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing shares of common stock in this offering because the underwriter repurchases the shares of common stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our shares of common stock are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus supplement in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates.  Other than this prospectus supplement in electronic format, the information on any underwriters’ website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each a “Relevant Member State”, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the “Relevant Implementation Date”, our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to our securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our securities may be made to the public in that Relevant Member State at any time:

●
to any legal entity that is a qualified investor as defined in the Prospectus Directive;

●
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or

●
in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and securities to be offered so as to enable an investor to decide to purchase or subscribe securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together, the relevant persons). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Canada

The offering of our common stock in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where our common stock may be offered and sold, and therein may only be made with investors that are purchasing, or deemed to be purchasing, as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any offer and sale of our common stock in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein our common stock is offered and/or sold or, alternatively, where such registration is not required.

Any resale of our common stock by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which require resales to be made in accordance with an exemption from, or in a transaction not subject to, prospectus requirements under applicable Canadian securities laws. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this prospectus supplement, each Québec investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur québecois confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

Pearlman Law Group LLP, Fort Lauderdale, Florida will provide us with an opinion as to certain legal matters in connection with the shares of common stock offered hereby. Certain matters under North Carolina law have been passed upon for us by the Law Offices of Jason H. Scott. Gracin & Marlow, LLP, New York, New York is representing the underwriter.

EXPERTS

Our consolidated balance sheets as of September 30, 2018 and 2017 and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for the fiscal years ended September 30, 2018 and 2017 incorporated by reference in the registration statement of which this prospectus supplement is a part have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

Cherry Bekaert LLP, independent registered public accounting firm, as indicated in their report with respect thereto, has audited the consolidated financial statements of Cure Based Development, LLC as of August 31, 2018 and for the periods from January 1, 2018 to August 31, 2018 and from August 3, 2017 (inception) to December 31, 2017, included in our Current Report on Form 8-K filed with the SEC on December 20, 2018, as stated in their report thereon, dated November 27, 2018, included therein, which is incorporated by reference herein. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the SEC.

Our current website address is www.levelbrands.com, as we transition to our new name cbdMD, Inc. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not filed under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 as filed on December 12, 2018;

●	our Quarterly Report on Form 10-Q/A for the period ended December 31, 2018 as filed on April 26, 2019;

●
our Current Reports on Forms 8-K and 8-K/A as filed on October 3, 2018, December 4, 2018, December 20, 2018, December 28, 2018, January 11, 2019, February 22, 2019, March 21, 2019, April 18, 2019, April 19, 2019, April 29, 2019, May 1, 2019 and May 10, 2019;

●	our definitive proxy statement on Schedule 14A as filed on March 21, 2019; and

●
the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on November 15, 2017 and any further amendment or report filed hereafter for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement. You may request a copy of these filings, at no cost to you, by telephoning us at (704) 445-5800 or by writing us at the following address:

cbdMD, Inc.
4521 Sharon Road
Suite 450
Charlotte, NC 28211
Attention: Investor Relations

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.levelbrands.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 4, 2019

PROSPECTUS

$100,000,000
Level Brands, Inc.

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, warrants or units having a maximum aggregate offering price of $100,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is listed on the NYSE American under the symbol “LEVB.” The last reported sale price of our common stock on April 3, 2019 was $4.63 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $51,390,150 based on 10,170,356 shares of common stock outstanding, of which 7,732,983 shares are held by non-affiliates, and a per share value of $5.23 based on the closing price of our common stock on the NYSE American on February 19, 2019. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” beginning on page 18. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 5 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2019

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless the context otherwise indicates, when used herein, the terms “Level Brands,” “we,” “us”, “our” and similar terms refer to Level Brands, Inc., a North Carolina corporation formerly known as Level Beauty Group, Inc., and our subsidiaries cbdMD, LLC, a North Carolina limited liability company which we refer to as “cbdMD”, Beauty and Pinups, LLC, a North Carolina limited liability company which we refer to as “Beauty & Pin-Ups”, I | M 1, LLC, a California limited liability company, which we refer to as “I’M1”, Encore Endeavor 1 LLC, a California limited liability company which we refer to as “EE1,” Level H&W, LLC, a North Carolina limited liability company which we refer to as “Level Health & Wellness”, AcqCo, LLC, a newly organized North Carolina limited liability company and cbdMD LLC, a newly organized North Carolina limited liability company. In addition, “fiscal 2017” refers to the year ended September 30, 2017, "fiscal 2018" refers to the year ended September 30, 2018, "fiscal 2019" refers to the year ending September 30, 2019.

AVAILABLE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials that we file at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the Securities and Exchange Commission.

We have filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the securities to be sold by pursuant to this prospectus. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference.

Our Internet address is www.levelbrands.com. We make available free of charge, through the investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

OUR COMPANY

Level Brands strives to be an innovative licensing, marketing and brand management company with a focus on lifestyle-based products. We champion a bold, unconventional image, and social consciousness for our company and our brands. Working closely with our Chairman Emeritus and Chief Brand Strategist, Kathy Ireland, the Chairman, CEO and Chief Designer of kathy ireland® Worldwide, we seek to secure strategic licenses and joint venture partnerships for our brands, as well as to grow the portfolio of brands through strategic acquisitions.

We operate our business in four business units, including:

Level H&W was established in September 2017 and has an exclusive license to the kathy ireland® Health & Wellness™ brand. Its goal is to create a brand which will include a wide variety of licensed products and services, targeted to both Baby Boomers as well as millennials. This unit began operating in fiscal 2018.

Founded in early 2017 and first conceptualized by kathy ireland® Worldwide, I'M1 is a men’s lifestyle brand established to capitalize on potentially lucrative licensing and co-branding opportunities with products focused on millennials.

Also founded in 2017, EE1 was established to serve as a producer and marketer of experiential entertainment including recordings, film, TV, web and live events, and entertainment experiences. EE1 also provides brand management services including creative development and marketing, brand strategy, and distribution support.

"Beauty belongs to everyone"
Beauty & Pin-Ups, our first business unit is a professional hair care line with a social conscience and launched its products in 2015. We offer quality hair care products, including shampoos, conditioners, styling aides and a patented styling tool, through retailers and online outlets and are expanding into licensing opportunities.

Our newest business unit was established in December 2018 in connection with the mergers with Cure Based Development LLC. In conjunction with the mergers, we acquired the cbdMD brand. cbdMD produces and distributes various high-grade, premium cannabidiol ("CBD") products under the cbdMD brand, including: tinctures, capsules, gummies, bath bombs, vape oils, topical creams and animal treats and oils.

Our business model is designed with the goal of maximizing the value of our brands through entry into license agreements with partners that are responsible for the design, manufacturing and distribution of our licensed products. We promote our brands across multiple channels, including print, television and social media. We believe that this “omnichannel” (or multi-channel) approach, which we expect will allow our customers to interact with each of our brands, in addition to the products themselves, will be critical to our success.

Corporate information

Our company was formed under the laws of the state of North Carolina in March 2015 under the name Level Beauty Group, Inc. In November 2016 we changed the name of our company to Level Brands, Inc.

Our principal executive offices are located at 4521 Sharon Road, Suite 450, Charlotte, NC 28211. Our telephone number at this location is (704) 362-6286. The information which appears on our website at www.levelbrands.com is not part of this prospectus.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

●	our ability to successfully integrate the operations of Cure Based Development following the mergers;
●	our material dependence on our relationships with kathy ireland® Worldwide and certain of its affiliates;
●	the significant dilution to our shareholders of the issuance of the shares of our common stock as the consideration for the mergers;
●	our limited operating history;
●	the limited operating histories of our subsidiaries;
●	our history of losses;
●	the evolving and highly competitive market in which cbdMD operates;
●	laws and regulations impacting cbdMD
●	risks associated with any failure by us to maintain an effective system of internal control over financial reporting;
●	the terms of various agreements with kathy ireland® Worldwide and possible impacts on our management's abilities to make certain decisions regarding the operations of our company;
●	our dependence on consumer spending patterns;
●	our history on reliance on sales from a limited number of customers, including related parties;
●	risks associated with our failure to effectively promote our brands;
●	our ability to identify and successfully acquire additional brands and trademarks;
●	the operating agreements of our I'M1 and EE1 subsidiaries;
●	the accounting treatment of securities we accept as partial compensation for services;
●	our ability to liquidate securities we accept as partial compensation for services and the possible impact of the Investment Company Act of 1940;
●	the possible need to raise additional capital in the future;
●	terms of the contracts with third parties in each of our divisions;
●	possible conflicts of interest with kathy ireland® Worldwide;
●	possible litigation involving our licensed products;
●	our ability to effectively compete and our dependence on market acceptance of our brands;
●	the lack of long-term contracts for the purchase of products from our professional products division;
●	our ability to protect our intellectual property;
●	additional operational risks associated with our professional products division;
●	risks associated with developing a liquid market for our common stock and possible future volatility in its trading price;
●	risks associated with any future failure to satisfy the NYSE American LLC continued listing standards;
●	dilution to our shareholders from the exercise of outstanding options and warrants and the vesting of restricted stock awards;
●	risks associated with our status as an emerging growth company;
●	risks associated with control by our executive officers, directors and affiliates;
●	risks associated with unfavorable research reports;
●	risks associated with our status as a public company; and
●	risks associated with articles of incorporation, bylaws and North Carolina law.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 as filed with the Securities and Exchange Commission on December 12, 2018, including the risk factors described therein, our Quarterly Report on Form 10-Q for the period ended December 31, 2018 as filed with the Securities and Exchange Commission on February 14, 2019, as well as our other filings with the Securities and Exchange Commission. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should not invest in our securities unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

RISKS RELATED TO OUR OVERALL BUSINESS

THERE ARE NO ASSURANCES WE WILL SUCCESSFULLY INTEGRATE THE CURE BASED DEVELOPMENT BUSINESSES INTO OUR BUSINESS, WHICH WOULD ADVERSELY AFFECT THE COMBINED COMPANY’S FUTURE RESULTS.

In December 2018 we closed the mergers with Cure Based Development. The success of this transaction will depend, in large part, on the ability of the combined company to realize anticipated benefits from combining the businesses of the companies. The failure to successfully integrate and to successfully manage the challenges presented by the integration process may result in the failure to achieve some or all the anticipated benefits of the transaction, which may have a material adverse effect on our operations and financial condition. Potential difficulties that may be encountered in the integration process include the following:

●	the potential disruption of, or the loss of momentum in, each company’s ongoing business;

●	using the combined company’s assets efficiently to develop the business of the combined company;

●	potential unknown or currently unquantifiable liabilities associated with the mergers and the operations of the combined company;

●	potential unknown and unforeseen expenses and delays associated with the mergers and the possibility that integration costs may be material;

●	performance shortfalls at one or both companies as a result of the diversion of management’s attention caused by integrating the companies’ operations;

●
necessary changes in the operations and culture of the acquired company post-closing in order to accommodate the changes from a privately-held company with a limited operating history to a subsidiary of a public company;

●	complexities associated with managing the combined businesses, including difficulty addressing possible differences in corporate cultures and management philosophies;

●	significant increases in our operating expenses; and

●	additional business, financial and operating risks we have yet to identify.

There are no assurances that the mergers will ultimately result in the realization of the anticipated economic benefits and other expected synergies, or that such anticipated economic benefits and other expected synergies will take longer than excepted to be realized. If we are unable to fully realize the perceived benefits from the mergers on a timely basis, we may be required to in the future impair some or all of the goodwill associated with this transaction which would materially adversely impact our results of operations in future periods.

CBDMD LLC HAS A LIMITED OPERATING HISTORY THAT IMPEDES OUR ABILITY TO EVALUATE ITS POTENTIAL FUTURE PERFORMANCE AND STRATEGY.

Our wholly-owned subsidiary, cbdMD, succeeded to the operations of Cure Based Development following the closing of the mergers in December 2018. We formed cbdMD in connection with the mergers and it had no operating history prior to the mergers. Cure Based Development was formed in 2017 and did not begin reporting any meaningful revenues until mid-2018. Its limited operating history makes it difficult for us to evaluate cbdMD’s future business prospects and make decisions based on estimates of its future performance. To address these risks and uncertainties, we must do the following:

●	successfully execute our business strategy to offer the highest quality CBD in the industry;

●	introduce new, differentiated botanical products;

●	respond to competitive business developments;

●	effectively and efficiently market and sell our line of CBD products;

●	improve the distribution of our CBD products; and

●	attract, integrate, retain and motivate qualified personnel.

Our business strategy may not be successful and we may not successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations may be materially and adversely affected.

THE MARKET FOR CBD PRODUCTS IS HIGHLY COMPETITIVE, AND IF WE ARE UNABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS, OUR BUSINESS AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED.

cbdMD operates in a competitive and rapidly evolving market. While we believe that the industry is fragmented at the present time, there are numerous competitors, including Green Roads, PlusCBD, and Select CBD in the retail of CBD-based products, and in the digital selling space Diamond CBD, CBDistillery, and Lazarus Naturals, some of whom are larger and have a longer operating history and may have greater financial resources than cbdMD does. Moreover, we expect competition in the CBD industry to intensify following the passage of the Farm Bill in December 2018. In the future we may also face competition with larger, better capitalized companies who elect to enter the market given the relatively low barriers to entry. cbdMD believes that it competes effectively with its competitors because of the quality of its products and customer service. However, no assurance can be given that cbdMD will effectively compete with its existing or future competitors. In addition, competition may drive the prices of our products down, which may have a materially adverse effect on our results of operations in future periods.

LAWS AND REGULATIONS AFFECTING OUR INDUSTRY ARE EVOLVING UNDER THE FARM BILL, FDA AND OTHER REGULATORY AUTHORITIES AND CHANGES TO ANY REGULATION MAY MATERIALLY EFFECT OUR CBD OPERATIONS.

In conjunction with the enactment of the Farm Bill, the United States Food and Drug Administration (“FDA”) released a statement about the status of CBD as a nutritional supplement, and the agency’s actions in the short term with regards to CBD will guide the industry. The statement noted that the Farm Bill explicitly preserved the FDA’s authority to regulate products containing cannabis or cannabis-derived compounds under the Federal Food, Drug, and Cosmetic Act (FD&C Act) and Section 351 of the Public Health Service Act. As a nutritional supplement manufacturer, cbdMD LLC is also striving to meet or exceed the FDAs Good Manufacturing Practice (GMP) guidelines. Any difficulties in compliance with existing government regulation could increase our operating costs and adversely impact our results of operations in future periods.

In addition, as a result of the Farm Bill’s recent passage, we expect that there will be a constant evolution of laws and regulations affecting the CBD industry which could affect cbdMD’s operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

THE ISSUANCES OF THE SHARES OF OUR COMMON STOCK TO THE CURE BASED DEVELOMENT MEMBERS WILL SIGNIFICATLY DILUTE OUR EXISTING SHAREHOLDERS. WE ARE REQUIRED TO MEET THE INITIAL LISTING STANDARDS OF THE NYSE AMERICAN IN CONNECTION WITH SUCH ISSUANCES.

Upon the terms set forth in the merger agreement, on the closing date the members of Cure Based Development received contractual rights to receive 15,250,000 shares of our common stock, representing approximately 60% of our outstanding common stock following such issuance, as the consideration for the mergers. The merger agreement also provides that we may issue up to an additional 15,250,000 shares of our common stock as part of the merger consideration upon the satisfaction of certain aggregate net revenue criteria by cbdMD within 60 months following the closing date. As of the closing date, there were 10,095,396 shares of our common stock issued and outstanding. Our ability to issue these shares must be approved by our shareholders at our upcoming 2019 annual meeting of shareholders in accordance with the rules and regulations of NYSE American. Assuming the approval of such issuances at the shareholder meeting, the issuance of the first 15,250,000 shares, but giving effect to no other change to the number of shares of our common stock issued and outstanding or the possible issuance of additional 15,250,000 shares in future periods, the members of Cure Based Development would own 60.2% of our then outstanding shares of common stock. Therefore, the ownership and voting rights of our existing shareholders will be proportionally reduced.

Kathy Ireland is not an officer or director of our company. We are materially dependent upon our relationships with kathy ireland® Worldwide and certain of its affiliates. If these advisory agreements or license rights should be terminated or expire, we would be deprived of the services and our business could be materially adversely impacted.

While affiliates of kathy ireland® Worldwide are minority owners of both I’M1 and EE1, the terms of the operating agreements for those subsidiaries do not require them to provide any services to us. We have entered into a non-exclusive advisory agreement with kathy ireland® Worldwide, as amended, which expires in February 2025 under which we engaged it to provide various consulting and advisory services to us. Ms. Ireland serves in the non-executive role of Chairman Emeritus and Chief Brand Strategist to us under this agreement. Ms. Ireland is not a member of our management or board of directors, the title Chairman Emeritus is an honorary title and she is not a founder or co-founder of our company. Ms. Ireland provides services to us solely under the terms of the non exclusive advisory agreement. We have also entered into advisory agreements with additional affiliates of kathy ireland® Worldwide, including Messrs. Roseberry, Carrasco, Meharey and Mendoza, pursuant to which they provide various management and advisory services to us, including key operational roles at I’M1 and EE1. These agreements will expire in February 2019 and at that point extend on a month to month basis unless cancelled by either party. None of these services are provided on an exclusive basis, each of these individuals may have a conflict of interest in that they have a long term relationship with Kathy Ireland and have derived substantial income from kathy ireland® Worldwide and there is no minimum number of hours which are required to be devoted to us. In addition we have obtained a royalty free right to license the intellectual property related to kathy ireland® Health & Wellness. Our business model is materially dependent upon our continued relationship with kathy ireland® Worldwide, Ms. Ireland and her affiliates, including Messrs. Roseberry, Carrasco, Meharey and Mendoza. If we should lose access to those relationships or if the reputation of Ms. Ireland and/or kathy ireland® Worldwide were to be damaged, our results would suffer and there are no assurances we would be able to continue to operate our company and develop our brands as presently planned.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

Level Brands was formed in March 2015. Until fiscal 2017, our net sales were solely from our products division. We began reporting revenues from our licensing division and our entertainment division during the second quarter of fiscal 2017. In September 2017, we entered into wholesale license agreements for three new brands, including kathy ireland® Health & Wellness, a newly created brand. There are no assurances we will be successful in generating any significant net sales in future periods based upon these new agreements. Our operations are subject to all the risks inherent in the establishment of a new business enterprise. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays that are frequently encountered in a newly-formed company. There can be no assurance that at this time that we will successfully implement our business plan, operate profitably or will have adequate working capital to meet our obligations as they become due. Prospective investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

Our subsidiaries I’M1, EE1 and Level H&W are new entities with a limited operating history and we recently entered into a license agreement licensing the rights to certain intellectual property related to kathy ireland ® Health & Wellness, a newly created brand with no previous operating history, which does not afford investors a sufficient history on our company which to base an investment decision.

I’M1, EE1, and Level H&W are entities formed in September 2016, March 2016, and September 2017 respectively. We acquired membership interests in I’M1 and EE1 in January 2017. In September 2017 we entered into an exclusive license agreement to license the trademark and intellectual property rights for kathy ireland® Health & Wellness, a newly created brand with no previous operations. All of these entities are in the early stages of their businesses and we began reporting revenues from I’M1 and EE1 operations in the second quarter of fiscal 2017 and reported revenues from Level H&W in the second quarter of fiscal 2018. Our operations are subject to all the risks inherent in the establishment of a new business enterprise. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays that are frequently encountered in a newly-formed company. There can be no assurance that at this time that we will operate profitably or will have adequate working capital to meet our obligations as they become due. Prospective investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We have a history of losses and there are no assurances we will report profitable operations in future periods.

We reported net losses to common shareholders of $584,385, $412,075 and $1,738,734 for the first quarter of fiscal 2019, fiscal 2018 and fiscal 2017, respectively. Until such time, if ever, that we are successful in generating profits which are sufficient to pay our operating expenses it is likely we will continue to report losses in future periods. Further, historically our revenues have been attributable to sales from our products division and we did not begin reporting revenues from either our licensing division or our entertainment division until the second quarter of fiscal 2017. There are no assurances we will generate substantial revenues from the new businesses or that we will ever generate sufficient revenues to report profitable operations or a net profit.

The terms of the various agreements between our company and kathy ireland® Worldwide contain termination provisions which may impact management's ability to make certain decisions regarding the operation of our company.

The master advisory and consulting agreement with kathy ireland® Worldwide on which we are materially dependent provides that the agreement is immediately terminable by kathy ireland® Worldwide if any officers are terminated or resign, including Mr. Roseberry in his role as President and co-Managing Director of I'M1 and EE1, or if additional officers are appointed for each I'M1 and EE1 without the consent of kathy ireland® Worldwide. The wholesale license agreement for kathy ireland® Health & Wellness™ contains the right of kathy ireland® Worldwide to immediately terminate it if any officers are terminated or removed or additional officers are appointed with respect to either I'M1 or EE1, or if we compete with or invest in business that compete with kathy ireland® Worldwide. It is possible, however, that our management's ability to make certain operational decisions which it believes are otherwise in the best interests of our company could be restricted in future periods if these decisions could result in triggering the rights of kathy ireland® Worldwide to terminate any agreement.

Our business depends on consumer spending patterns.

Our business is sensitive to a number of factors that influence the levels of consumer spending, including political and economic conditions such as recessionary environments, the levels of disposable consumer income, consumer debt, interest rates and consumer confidence. Reduced consumer spending on beauty products could have an adverse effect on our operating results in future periods.

Substantially all of our net sales historically have been to a limited number of customers, the loss of any of which would be materially adverse to our company.

Prior to the close of the mergers in December 2018, substantially all of our net sales in fiscal 2018 and 2017 were attributable to sales to a limited number of customers. There are no assurances sales to these customers will continue. While we expect to add additional customers to our distribution network in the future for our products division, and expand our licensing and consulting clients in our other divisions, until such time as we are successful in these efforts, of which there is no assurance, any significant decrease in sales to any of our customers would have a material adverse financial effect on our company.

A significant amount of our net sales were from customers who are identified as related parties, the loss of any of which would be materially adverse to our company.

A significant amount of our net sales in fiscal 2018 and 2017, totaling $1,992,046 and $1,731,238 respectively, were from customers who are identified as related parties. There are no assurances sales to these customers will continue. While we expect to add additional customers in all of our businesses as we expand our licensing and consulting clients, until such time as we are successful in these efforts, of which there is no assurance, any significant decrease in sales to any of our customers would have a material adverse financial effect on our company.

If we fail to promote and maintain our brands in the market, our businesses, operating results, financial condition, and our ability to attract customers will be materially adversely affected.

Our success depends on our ability to create and maintain brand awareness for our product offerings. This may require a significant amount of capital to allow us to market our products and establish brand recognition and customer loyalty. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. We can offer no assurances that we will be successful in establishing awareness of our brands allowing us to compete in this market. The importance of brand recognition will continue to increase because low barriers of entry to the industries in which we operate may result in an increased number of direct competitors. To promote our brands, we may be required to continue to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

If we are unable to identify and successfully acquire additional brands and trademarks, our growth may be limited, and, even if additional trademarks are acquired, we may not realize anticipated benefits due to integration or licensing difficulties.

A component of our growth strategy is the acquisition of additional brands and trademarks. We generally compete with traditional apparel and consumer brand companies, other brand management companies and private equity groups for brand acquisitions. However, as more of our competitors continue to pursue our brand management model, competition for specific acquisition targets may become more acute, acquisitions may become more expensive and suitable acquisition candidates could become more difficult to find. In addition, even if we successfully acquire additional trademarks or the rights to use additional trademarks, we may not be able to achieve or maintain profitability levels that justify our investment in, or realize planned benefits with respect to, those additional brands.

Although we seek to temper our acquisition risks by following acquisition guidelines relating to the existing strength of the brand, its diversification benefits to us, its potential licensing scale and credit worthiness of the licensee base, acquisitions, whether they be of additional intellectual property, or “IP,” assets or of the companies that own them, entail numerous risks, any of which could detrimentally affect our results of operations.

Acquisition of brands or trademarks transactions involve a number of risks and present financial, managerial and operational challenges, including: diversion of management’s attention from running our existing business; unanticipated costs associated with the target acquisition, appropriately valuing the target acquisition and analyzing its marketability, increased expenses, including legal and administrative expenses; integration costs related to the customer base and business practices of the acquired company with our own; and adverse effects on our reported operating results due to possible write-down of goodwill and/or identifiable intangibles associated with acquisitions.

When we acquire IP assets or the companies that own them, our due diligence reviews are subject to inherent uncertainties and may not reveal all potential risks. Although we generally attempt to seek contractual protections through representations, warranties and indemnities, we cannot be sure that we will obtain such provisions in our acquisitions or that such provisions will fully protect us from all unknown, contingent or other liabilities or costs. Finally, claims against us relating to any acquisition may necessitate our seeking claims against the seller for which the seller may not, or may not be able to, indemnify us or that may exceed the scope, duration or amount of the seller’s indemnification obligations.

No assurance can be given with respect to the timing, likelihood or financial or business effect of any possible transaction. As a result, there is no guarantee that our shareholders will achieve greater returns as a result of any future acquisitions we complete.

Each of our I'M1 and EE1 subsidiaries are governed by operating agreements that require us to distribute amounts to minority members in certain circumstances. These distributions could reduce the amount of operating capital we have in future periods. Under the terms of the operating agreements for each of I’M1 and EE1, Level Brands as the manager of these entities is responsible for the operations, including the payment of the operating costs. These costs are then deducted from the “profits” of the entity and a portion of those amounts, as determined by the particular operating agreement, will then be distributed to the members. We own all of the voting interests in I'M1 and EE1. During fiscal 2017 EE1 made a distribution to its members, no additional distributions have been made or are currently planned. Distributions to the members of I'M1 and EE1 will reduce the amount of working capital available to us and could adversely impact our liquidity in future periods.

The value of the equity securities we may accept as compensation under consulting agreements will be subject to adjustment which could result in losses to us in future periods. By accepting equity securities as partial compensation for our services, we may be adversely impacting our working capital in future periods.

From time to time we have entered into several agreements with third parties under which we accepted shares of its common stock as partial compensation for the services to be provided. For fiscal 2018 and fiscal 2017, the value of these securities represented 60.6% and 43.2%, respectively, of our total net revenues, and for the first quarter of fiscal 2019 was 37.6% of total net revenues. By accepting equity securities as partial compensation for our services in lieu of cash, we incur expenses to deliver the services without the corresponding cash payments from our clients. As such, we utilize a greater portion of our working capital to provide services with the hope that we may benefit from an increase in the market value of the equity securities we have received in future periods. In addition, these securities will be reflected on our balance sheets in future periods as “marketable securities” or “investment other securities”. At the end of each quarter, we will evaluate the carrying value of the marketable securities or investment other securities for a decrease in value. We will evaluate the company underlying these marketable securities or investment other securities to determine whether a decline in fair value below the amortized cost basis is other than temporary. If the decline in fair value is judged to be “other- than- temporary”, the cost basis of the individual security will be written down to fair value as a new cost basis and the amount of the write-down is charged to earnings. During fiscal 2018 we recognized an other comprehensive loss of $2,512,539 for loss on these securities, net of taxes.Subsequent to our most recently Form 10Q being filed, we have liquidated certain positions in accordance with our intention to avoid being classified as an Investment Company under the 1940 Act. As a result of this liquidation, we recognized a significant other than temporary impairment expense. As we continue to divest ourselves of such positions in future quarters, such continued losses are probable. It is possible that we may continue to recognize impairments on the carrying value of these securities in future periods. Any future impairments would adversely affect our operating results for the corresponding periods in that we would be required to reduce the carrying value of these investments.

We may be unable to liquidate securities we accept as partial compensation under consulting agreements which could adversely impact our liquidity in future periods.

Our ability to sell any securities we accept as partial compensation under consulting agreements is dependent upon a number of factors, including the existence of a liquid market for the securities and our compliance with the resale provisions of Federal securities laws which require us to hold the shares for at least six months, among other factors. While we expect to generally accept securities from issuers who are publicly traded or who are expecting to become a publicly traded company, there are no assurances a liquid market will exist in such securities at such time as we are able to resell the shares, or that the price we may receive will be commensurate with the value of the services we are providing. In that event, we would not benefit from the expected rise in the market price of the securities we own as a result of our efforts on behalf of the client company. In addition, depending upon the terms of our business relationship with the issuer of the securities, it is possible that from time to time we could be in possession of non-public information regarding the issuer which could prohibit us from disposing of the shares at a time when it is advantageous to us to do so. If we are unable to readily liquidate any securities we accept as compensation, we would be deprived of the cash value of those services and we would be required to write-off the carrying value of the securities which could adversely impact our results of operations in future periods.

We are subject to the risk of possibly becoming an investment company under the Investment Company Act of 1940.

The Investment Company Act of 1940 regulates certain companies that invest in, hold or trade securities. Although we do not believe we are engaged in the business of investing, reinvesting or trading in securities, and we do not currently hold ourselves out to the public as being engaged in those activities, in the past we have accepted securities of our client companies as partial compensation. At December 31, 2018, we do not exceed the exemptive asset and revenue thresholds under Section 3(a)(1)(C) of Investment Company Act of 1940. So that we do not become an inadvertent investment company, we will continue to limit the amount of equity we accept as compensation for services provided so as to stay under the income threshold as indicated in the Investment Company Act of 1940 going forward. As a result, we may structure transactions in a less advantageous manner than if we did not have Investment Company Act of 1940 concerns, or we may avoid otherwise economically desirable transactions due to those concerns.

We may require additional capital to finance the acquisition of additional brands and if we are unable to raise such capital on beneficial terms or at all this could restrict our growth.

We may, in the future, require additional capital to help fund all or part of potential acquisitions. If, at the time required, we do not have sufficient cash to finance those additional capital needs, we will need to raise additional funds through equity and/or debt financing. We cannot guarantee that, if and when needed, additional financing will be available to us on acceptable terms or at all. Further, if additional capital is needed and is either unavailable or cost prohibitive, our growth may be limited as we may need to change our business strategy to slow the rate of our expansion plans. In addition, any additional financing we undertake could impose additional covenants upon us that restrict our operating flexibility, and, if we issue equity securities to raise capital or as acquisition consideration, our existing shareholders may experience dilution or the new securities may have rights senior to those of our common stock.

RISKS RELATED TO OUR LICENSING AND ENTERTAINMENT DIVISIONS

The failure of our licensees to adequately produce, market, import and sell products bearing our brand names in their license categories, continue their operations, renew their license agreements or pay their obligations under their license agreements could result in a decline in our results of operations.

Our future revenues from our licensing division will be substantially dependent on royalty payments made to us under our license agreements, in addition to compensation under any consulting agreements we may enter into with the third parties for services by either our licensing division, our entertainment division, or both. The failure of our licensees to satisfy their obligations under these agreements, or their inability to operate successfully or at all, could result in their breach and/or the early termination of such agreements, their non-renewal of such agreements or our decision to amend such, thereby eliminating some or all of that stream of revenue. It is possible that the milestones to be met under the terms of licensing agreements may never be achieved which also could deprive us of additional revenues. There can be no assurances that we will not lose the licensees under our license agreements due to their failure to exercise the option to renew or extend the term of those agreements or the cessation of their business operations (as a result of their financial difficulties or otherwise) without equivalent options for replacement. Any of such failures could reduce the anticipated revenue stream to be generated by the license agreements. In addition, the failure of our licensees to meet their production, manufacturing and distribution requirements, or to be able to continue to import goods (including, without limitation, as a result of labor strikes or unrest), could cause a decline in their sales and potentially decrease the amount of royalty payments (over and above any guaranteed minimums) due to us. Further, the failure of our licensees and/or their third party manufacturers, which we do not control, to adhere to local laws, industry standards and practices generally accepted in the United States in areas of worker safety, worker rights of association, social compliance, and general health and welfare, could result in accidents and practices that cause disruptions or delays in production and/or substantial harm to the reputation of our brands, any of which could have a material adverse effect on our business, financial position, results of operations and cash flows. A weak economy or softness in certain sectors including apparel, consumer products, retail and entertainment could exacerbate this risk. This, in turn, could decrease our potential revenues and cash flows.

From time to time we may compete with kathy ireland Worldwide® in securing advisory or representation agreements with potential clients for EE1 which may create a conflict of interests for the managing directors of EE1.

kathy ireland® Worldwide is an established company which has significant experience in assisting companies in the promotion and management of their brands through licensing and advisory agreements. Affiliates of kathy ireland® Worldwide are responsible for the day to day operations of EE1 and kathy ireland® Worldwide. Part of EE1's business competes with kathy ireland ®Worldwide in identifying and securing clients for its advisory services. For example, both EE1 and kathy ireland ®Worldwide are parties to substantial identical representation agreements with Dada Media, Inc. and David Tutera. These affiliates will be able to determine which entity, either kathy ireland® Worldwide or EE1, is referred to the potential client. kathy ireland® Worldwide has more experience and resources and there are no assurances that conflicts of interest which may arise will be resolved in our favor. As a result, it is possible that we may lose out on potential business opportunities.

We could become a party to litigation involving our licensed products which could result in additional costs to us. Certain licensed products may be more likely to lead to product liability lawsuits than others, which could expose us to additional unknown risks.

Although we are not responsible for the manufacturing, sale or distribution of licensed products, it is possible our company could be named as a defendant in litigation related to licensed products. Certain licensed products may, by virtue of the industry in which they are sold and the governmental regulations to which they are subject, such as vaping products, could be more likely to be the subject of litigation than others. Notwithstanding that our standard form of license agreements requires the licensee to indemnify us against ligation involving the licensed products and to maintain product liability insurance policies, it is possible that a licensee may fail to maintain this coverage during the term of the license agreement. While we would then have a right to terminate the license agreement as a result of this breach of its terms, there are no assurances we would not be required to expend significant funds and management time defending our company in any potential product liability insurance claim. There are no assurances that we would prevail in any such litigation, which could subject us to judgments and costs of settlements which could adversely impact our liquidity and results of operations in future periods.

As a result of the intense competition within our targeted licensees’ markets and the strength of some of their competitors, we and our licensees may not be able to compete successfully.

Many of our targeted trademark licenses are for products in the apparel, fashion accessories, footwear, beauty and fragrance, home products and décor, consumer electronics and entertainment industries in which licensees face intense competition from third party brands and licensees. In general, competitive factors include quality, price, style, name recognition and service. In addition, various fads and the limited availability of shelf space could affect competition for our licensees’ products. Many of our licensees’ competitors have greater financial, importation, distribution, marketing and other resources than our licensees and have achieved significant name recognition for their brand names. Our licensees may be unable to compete successfully in the markets for their products, and we may not be able to compete successfully with respect to our licensing arrangements.

Our business is dependent on market acceptance of our brands and the potential future products of our licensees bearing these brands.

Although some of our targeted licensees might have guaranteed minimum net sales and minimum royalties to us, a failure of our brands or of products bearing our brands to achieve or maintain market acceptance could cause a reduction of our licensing revenue and could further cause existing licensees not to renew their agreements. Such failure could also cause the devaluation of our trademarks, which are our primary intellectual property, or “IP”, assets, making it more difficult for us to renew our current licenses upon their expiration or enter into new or additional licenses for our trademarks. In addition, if such devaluation of our trademarks were to occur, a material impairment in the carrying value of one or more of our trademarks could also occur and be charged as an expense to our operating results.

The industries in which we target to compete, including the apparel industry, are subject to rapidly evolving trends and competition. In addition, consumer tastes change rapidly. The licensees under our licensing agreements may not be able to anticipate, gauge or respond to such changes in a timely manner. Failure of our licensees to anticipate, identify and capitalize on evolving trends could result in declining sales of our brands and devaluation of our trademarks. Continued and substantial marketing efforts, which may, from time to time, also include our expenditure of significant additional funds to keep pace with changing consumer demands, are required to maintain market acceptance of the licensees’ products and to create market acceptance of new products and categories of products bearing our trademarks; however, these expenditures may not result in either increased market acceptance of, or licenses for, our trademarks or increased market acceptance, or sales, of our licensees’ products. Furthermore, while we believe that we currently maintain sufficient control over the products our licensees’ produce under our brand names through the provision of trend direction and our right to preview and approve a majority of such products, including their presentation and packaging, we do not actually design or manufacture products bearing our marks, and therefore, have more limited control over such products’ quality and design than would a traditional product manufacturer.

RISKS RELATED TO OUR PRODUCTS DIVISION

Our revenues from our products division have been declining. We recognized asset impairments of $502,000 in fiscal 2018 related to this division.

Net sales from our products division were lower in each period in fiscal 2018 as compared to the same periods in fiscal 2017, with an overall reduction in fiscal 2018 of 126.3% from fiscal 2017. This decline continued into the first quarter of fiscal 2019, with a 10% decline as compared to the first quarter of 2018.  As a result, during the fourth quarter of fiscal 2018 we recognized an impairment of $502,000, including an inventory and prepaid marketing supplies write off of $262,000 and an intangible asset impairment of $240,000. In addition, 78% of our net sales in this division occurred in September 2018 and were made to an entity affiliated with kathy ireland® Worldwide. cbdMD will also be reporting under the products division and it is unknown if there will continue to be impairments, similar to what we have had historically in future periods.

The majority of our net sales to date in our products division are generated on the basis of purchase orders, rather than long term purchase commitments; which could adversely affect our financial position and results of operations.

Our operating history is not long enough to evaluate the likelihood of future cancellations or deferments of customer orders related to product sales in our products division. Manufacturers and distributors are currently contracted on a per order basis. The lack of long-term purchase commitments creates a risk that product demand may be reduced if orders are canceled or deferred or, in the event of unanticipated demand, an inability to timely produce and deliver our products. We do not have long-term agreements with our distributors, manufacturers or suppliers and these parties may disrupt or cancel a purchase order or defer or delay shipments of our products at any time. Furthermore, because of our inability to rely on enforceable purchase contracts, and our limited visibility into future customer demand, actual net sales may be different from our forecasts, which could adversely affect our financial position and results of operations.

We may be unable to protect our intellectual property rights and/or intellectual property rights licensed to us, and may be subject to intellectual property litigation and infringement claims by third parties.

We intend to protect our intellectual property through limited patents and our unpatented trade secrets and know-how through confidentiality or license agreements with third parties, employees and consultants, and by controlling access to and distribution of our proprietary information. However, this method may not afford complete protection, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States and unauthorized parties may copy or otherwise obtain and use our products, processes or technology. Additionally, there can be no assurance that others will not independently develop similar know-how and trade secrets. We are also dependent upon the owners of intellectual property rights licensed to us under various wholesale license agreements to protect and defend those rights against third party claims. If third parties take actions that affect our rights, the value of our intellectual property, similar proprietary rights or reputation or the licensors who have granted us certain rights under wholesale license agreements, or we are unable to protect the intellectual property from infringement or misappropriation, other companies may be able to offer competitive products at lower prices, and we may not be able to effectively compete against these companies. We also face the risk of claims that we have infringed third parties’ intellectual property rights. Any claims of intellectual property infringement, even those without merit, may require us to:

●	defend against infringement claims which are expensive and time consuming;

●	cease making, licensing or using products that incorporate the challenged intellectual property;

●	re-design, re-engineer or re-brand our products or packaging; or

●	enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

In the event of claims by third parties for infringement of intellectual property rights we license from third parties under wholesale license agreements, we could be liable for costs of defending allegations of infringement and there are no assurances the licensors will either adequately defend the licensed intellectual property rights or that they would prevail in the related litigation. In that event, we would incur additional costs and may deprived from generating royalties from these agreements.

A disruption in operations or our supply chain could adversely affect our business and financial results.

We are subject to the risks inherent in manufacturing our products, including industrial accidents, environmental events, strikes and other labor disputes, disruptions in supply chain or information systems, loss or impairment of key manufacturing sites or suppliers, product quality control, safety, increase in commodity prices and energy costs, licensing requirements and other regulatory issues, as well as natural disasters and other external factors over which we have no control. If such an event were to occur, it could have an adverse effect on our business and financial results.

We rely on third-parties to manufacture and to compound some of our products, and we have no control over these manufactures and may not be able to obtain quality products on a timely basis or in sufficient quantity.

Some of our products are manufactured or compounded by unaffiliated third parties. We do not have any long-term contracts with any of these third parties, and we expect to compete with other companies for raw materials, production and import capacity. If we experience significant increased demand, or need to replace an existing manufacturer, there can be no assurance that additional manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any manufacturer or compounder would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new sources, we may encounter delays in production and added costs as a result of the time it takes to engage third parties. Any delays, interruption or increased costs in the manufacturing or compounding of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

We are subject to the continued listing standards of the NYSE American and our failure to satisfy these criteria may result in delisting of our common stock.

Our common stock is listed on the NYSE American. In order to maintain this listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of shareholders’ equity and a minimum number of public shareholders. In addition to these objective standards, the NYSE American may delist the securities of any issuer (i) if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; (ii) if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American inadvisable; (iii) if the issuer sells or disposes of principal operating assets or ceases to be an operating company; (iv) if an issuer fails to comply with the NYSE American’s listing requirements; (v) if an issuer’s common stock sells at what the NYSE American considers a “low selling price” and the issuer fails to correct this via a reverse split of shares after notification by the NYSE American; or (vi) if any other event occurs or any condition exists which makes continued listing on the NYSE America, in its opinion, inadvisable. If the NYSE American delists our common stock, investors may face material adverse consequences, including, but not limited to, a lack of trading market for our securities, reduced liquidity, decreased analyst coverage of our securities, and an inability for us to obtain additional financing to fund our operations.

The issuance of shares upon exercise of our outstanding options and warrants may cause immediate and substantial dilution to our existing shareholders.

We presently have options and warrants that if exercised would result in the issuance of an additional 833,255 shares of our common stock. The issuance of shares upon exercise of warrants and options may result in dilution to the interests of other shareholders.

The price of our common stock may be volatile, and you could lose all or part of your investment.

Stock markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In addition, limited trading volume of our stock may contribute to its future volatility. Price declines in our common stock could result from general market and economic conditions, some of which are beyond our control, and a variety of other factors, including any of the risk factors described in this prospectus. These broad market and industry factors may harm the market price of our common stock, regardless of our operating performance, and could cause you to lose all or part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid. Factors that could cause fluctuations in the market price of our common stock include the following:

●	price and volume fluctuations in the overall stock market from time to time;

●	changes in operating performance and stock market valuations of other hair care products companies generally;

●	sales of shares of our common stock by us or our shareholders;

●
failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated changes in our results of operations or fluctuations in our results of operations;

●	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

●	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

●	developments or disputes concerning our intellectual property or other proprietary rights;

●	announced or completed acquisitions of businesses or brands by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidelines, interpretations or principles;

●	any significant change in our management; and

●	general economic conditions and slow or negative growth of our markets.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We are an “emerging growth company,” and the reduced reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies but not to “emerging growth companies,” including, but not limited to:

●
being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●
not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, or “Sarbanes-Oxley Act”;

●
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Investors may find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

Our executive officers, directors and their affiliates may exert control over us and may exercise influence over matters subject to shareholder approval.

Our executive officers and directors, together with their respective affiliates, beneficially own approximately 7.8% of our outstanding common stock as of March 20, 2019. However, when issued, the aggregate of 15,250,000 shares which are part of the merger consideration, including following the voting rights vesting over five years of 8,750,000 of those shares, may result in a change of control of our company. In addition, the merger agreement also provides that we may issue up to an additional 15,250,000 shares of our common stock as part of the merger consideration upon the satisfaction of certain aggregate net revenue criteria by cbdMD LLC within 60 months following the closing date. A change of control of the company may result over time in the event of, and as a result of, the issuance of those earnout shares. Accordingly, these shareholders, if they act together, may exercise substantial influence over matters requiring shareholder approval, including the election of directors and approval of corporate transactions, such as a merger. This concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discourage a potential acquirer from attempting to obtain control over us, which in turn could have a material adverse effect on the market value of our common stock.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, our common stock share price and trading volume could decline.

An active trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We may be unable to attract or sustain coverage by well-regarded securities and industry analysts. If either none or only a limited number of securities or industry analysts cover us or our business, or if these securities or industry analysts are not widely respected within the general investment community, the trading price for our common stock would be materially and negatively impacted. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who cover us or our business downgrade our common stock or publish inaccurate or unfavorable research about us or our business, the price of our common stock would likely decline. If one or more of these analysts cease coverage of us or our business, or fail to publish reports on us or our business regularly, demand for our common stock could decrease, which might cause the price of our common stock and trading volume to decline.

Public company requirements may strain our resources and divert management’s attention, which could adversely impact our ability to execute our strategy and harm operating results.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, which we refer to as “Dodd-Frank,” the listing requirements of the NYSE American and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” While the members of our board of directors have substantial experience relevant to our business, they have limited experience with operations as a public company upon which you can base your prediction of our future success or failure in complying with public company requirements. Our management may fail to comply with public company requirements, or may fail to do so effectively and efficiently, each would materially and adversely harm our ability to execute our strategy and, consequently, our operating results.

Furthermore, as a result of disclosure in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If these claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of management and adversely affect our business, brand and reputation and results of operations. Our new public company status and these new rules and regulations may make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of the board of directors, particularly to serve on the audit committee and compensation committee, and qualified executive officers.

Some provisions of our charter documents and North Carolina law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our shareholders and may prevent attempts by our shareholders to replace or remove our current management.

Provisions in our articles of incorporation and bylaws, as well as provisions of North Carolina law, could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our shareholders, or remove our current management. These include provisions that:

●	permit our board of directors to issue up to 50,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

●
provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

●
do not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election.

These provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our board of directors, who are responsible for appointing the members of our management. In addition, North Carolina has two primary anti-takeover statutes, the Shareholder Protection Act and the Control Share Acquisition Act, which govern the shareholder approval required for certain business combinations. As permitted by North Carolina law, we have opted out of both these provisions. Accordingly, we are not subject to any anti-takeover effects of the North Carolina Shareholder Protection Act or Control Share Acquisition Act. Any provision of our articles of incorporation, bylaws or North Carolina law that has the effect of delaying or deterring a change in control could limit the opportunity for our shareholders to receive a premium for their shares of common stock, and could also affect the price that some investors are willing to pay for our shares of common stock.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

Our articles of incorporation, as amended, authorizes the issuance of 150,000,000 shares of our common stock and 50,000,000 shares of preferred stock. In certain circumstances, the common stock, as well as the awards available for issuance under our equity incentive plans, can be issued by our board of directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of common stock. In addition, the issuance of certain securities, including pursuant to the terms of our stockholder rights plan, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock.

In addition, the issuance of preferred stock may be used as an “anti-takeover” device and may adversely affect the holders of the common stock. If our board of directors and stockholders approved the use of “blank check” preferred stock, our board of directors would be authorized to create and issue from time to time, without further stockholder approval, a certain number of shares of preferred stock, in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series. The authority to designate preferred stock may be used to issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, and development costs. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital is 150,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of blank check preferred stock, par value $0.001 per share. At March 26, 2019, there were 10,170,356 shares of common stock and no shares of preferred stock issued and outstanding.

Common stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred stock

Our board of directors, without further shareholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.

Limitations on liabilities for our officers and directors

Sections 55-8-50 through 55-8-58 of the North Carolina General Statutes permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or non-statutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee (i) conducted himself in good faith, (ii) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation’s best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina General Statutes permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney’s fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Our bylaws provide for indemnification to the fullest extent permitted by law for persons who serve as a director, officer, agent or employee of Level Brands or at the request of Level Brands serve as a director, officer, agent or employee for any other corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan. Accordingly, we may indemnify our directors, officers, agents or employees in accordance with either the statutory or non-statutory standards.

Sections 55-8-52 and 55-8-56 of the North Carolina General Statutes require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

Finally, Section 55-8-57 of the North Carolina General Statutes provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party. We have purchased a standard directors’ and officers’ liability policy which will, subject to certain limitations, indemnify us and our officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacity as such.

As permitted by North Carolina law, Article 6 of our Articles of Incorporation limits the personal liability of directors for monetary damages for breaches of duty as a director arising out of any legal action for breach of duty as a director.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our common stock is listed on the NYSE American under the symbol “LEVB.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the terms of the security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in any applicable prospectus supplement. The summary will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any purchase of securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, "at-the-market" offerings, negotiated transactions, block trades, or a combination of these methods. We may sell the securities in one or more of the following ways from time to time:

●	to or through underwriters or dealers;

●	directly to one or more purchasers; or

●	through agents.

The prospectus supplement (and any related free writing prospectuses that we may authorize) will describe the terms of such offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the offered securities and the proceeds to Level Brands from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

●	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased (other than securities subject to any over-allotment option).

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE American, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, Level Brands will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by Level Brands to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Level Brands to that agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our common stock, which is listed on the NYSE American, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE American, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pearlman Law Group LLP, 200 S. Andrews Avenue, Suite 901, Fort Lauderdale, Florida 33301. Certain matters under North Carolina law have been passed upon for us by the Law Offices of Jason H. Scott.

EXPERTS

Our consolidated balance sheets as of September 30, 2018 and 2017 and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for the fiscal years ended September 30, 2018 and 2017 incorporated by reference in the registration statement of which this prospectus is a part have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not “filed” under the Securities Exchange Act of 1934, is not deemed to be filed and not incorporated by reference herein:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2018;

●	our Quarterly Report on Form 10-Q for the period ended December 31, 2018;

●	our Current Reports on Form 8-K/A as filed on February 22, 2019 and March 21, 2019; and

●
the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on November 15, 2017 and any further amendment or report filed hereafter for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.
You may request a copy of these filings, at no cost to you, by telephoning us at (704) 445-5800 or by writing us at the following address:

Level Brands, Inc.
4521 Sharon Road
Suite 450
Charlotte, NC 28211
Attention: Investor Relations

You may also access the documents incorporated by reference in this prospectus through our website at www.levelbrands.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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Common Stock

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PROSPECTUS SUPPLEMENT

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ThinkEquity
a division of Fordham Financial Management, Inc.

May 10, 2019